     As filed with the Securities and Exchange Commission on April 22, 1997
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          -----------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                    BURLINGTON NORTHERN SANTA FE CORPORATION
                          -----------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                                      41-1804964
(State of incorporation)                 (I.R.S. Employer Identification Number)

                               2650 Lou Menk Drive
                          Fort Worth, Texas 76131-2830
                                 (817) 333-2000
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)

                               Jeffrey R. Moreland
                               1700 East Golf Road
                         Schaumburg, Illinois 60173-5860
                                 (847) 995-6805
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                          -----------------------------
                                   Copies to:
                                Robert E. Curley
                              Mayer, Brown & Platt
                            190 South LaSalle Street
                             Chicago, Illinois 60603
                                 (312) 701-7306
                          -----------------------------


         Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]
                                                 -----------------------------
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                    --------------------------
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                                           CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                             Proposed maximum       Proposed maximum     Amount of
        Title of each class of              Amount            offering price            aggregate      registration
      securities to be registered      to be registered        per share (1)       offering price (1)       fee
-------------------------------------------------------------------------------------------------------------------
Common Stock ($0.01 par value)........ 3,000,000 shares          $71.25                $213,750,000        $64,773

===================================================================================================================

(1) Estimated pursuant to Rule 457 under the Securities Act of 1933 solely for purposes of determining the registration fee, based on the average of the high and low sales prices on the New York Stock Exchange Composite Tape on April 21, 1997.


         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED APRIL 22, 1997
                                3,000,000 SHARES



                    BURLINGTON NORTHERN SANTA FE CORPORATION


                                  COMMON STOCK
                           (PAR VALUE $0.01 PER SHARE)


                             ----------------------




         The shares (the "Shares") of Common Stock, par value $0.01 (the "Common Stock"), of Burlington Northern Santa Fe Corporation (the "Company") offered hereby may be purchased pursuant to the exercise of transferable options and stock appreciation rights issued by the Company to participants in the Burlington Northern Santa Fe 1996 Stock Incentive Plan and the Burlington Northern Santa Fe Non-Employee Directors' Stock Plan and transferred by those participants and any reload options issued upon exercise of such transferred options. See "Plan of Distribution."

         On April 21, 1997, the last reported sale price of the Common Stock on the New York Stock Exchange was $70.875 per share.



                                -----------------


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                        REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.



                               -------------------




                  The date of this Prospectus is April 22, 1997

         NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE COMMON STOCK OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.


                                TABLE OF CONTENTS

                                  PAGE                                     PAGE
                                  ----                                     ----
Available Information.............. 2    Plan of Distribution...............  4
Incorporation by Reference......... 3    Experts............................ 10
The Company........................ 4    Validity of the Shares............. 10
Use of Proceeds.................... 4


                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy material and other information concerning the Company can be inspected and copied at the offices of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its regional offices, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates and from the Commission's worldwide web site at http://www.sec.gov. Such reports, proxy material and other information concerning the Company also may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, the Chicago Stock Exchange Incorporated, One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605, and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

         The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This prospectus ("Prospectus"), which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the content of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

                           INCORPORATION BY REFERENCE

         The following documents, which have heretofore been filed by the Company with the Commission, are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

         (b)      The Company's Form 8-K (Date of earliest event reported:
                  January 21, 1997); and

         (c) The description of the common stock, $.01 par value per share, of the Company (the "Common Stock") contained in the section entitled "Certain Additional Information Concerning Holdings" from the Prospectus dated January 13, 1995, included as part of the Registration Statement on Form S-4 (No. 33-57069) of the Company.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes any such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the request of such person, a copy of any of the foregoing documents incorporated herein by reference (other than the exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests should be directed to Burlington Northern Santa Fe Corporation, 2650 Lou Menk Drive, Fort Worth, Texas 76131-2830, Attention:
Corporate Secretary (telephone (817) 333-2000).

                                   THE COMPANY

         Through its principal operating subsidiary, The Burlington Northern and Santa Fe Railway Company ("BNSF Railway"), the Company is engaged primarily in railroad transportation. BNSF Railway operates one of the largest railroad networks in the United States, with approximately 35,000 route miles reaching across 29 states and two Canadian provinces as of December 31, 1996. Approximately 7,900 route miles of BNSF Railway's system consist of trackage rights which permit BNSF Railway to operate its trains with its crews over another railroad's tracks.

         BNSF Railway serves all major ports in the western United States, certain Mexican and Canadian gateways and Gulf ports, important gateways to the eastern United States and most major cities in the Pacific Northwest and west and in the midwestern and southwestern United States. The principal cities served by BNSF Railway include Albuquerque, Billings, Birmingham, Cheyenne, Chicago, Corpus Christi, Dallas, Denver, Des Moines, Duluth/Superior, Fargo/Moorhead, Fort Worth, Galveston, Houston, Kansas City, Lincoln, Little Rock, Los Angeles, Memphis, Mobile, New Orleans, Oklahoma City, Omaha, Pensacola, Phoenix, Portland, Reno, Salt Lake City, San Antonio, St. Louis, St. Paul/Minneapolis, the San Francisco Bay area, Seattle, Spokane, Springfield (Missouri), Tacoma, Tulsa, Wichita, Vancouver (British Columbia), Winnipeg (Manitoba) and the United States/Mexico crossings of Brownsville, El Paso and Eagle Pass, Texas and San Diego. Through its connection with the Texas Mexican Railway Company at Brownsville, Texas, BNSF Railway also reaches the major border crossing point at Laredo, Texas.

         BNSF Railway derives a substantial portion of its revenues from intermodal transportation and the transportation of coal and agricultural commodities. Other significant aspects of BNSF Railway's business include the transportation of chemicals and plastics, forest products, consumer goods, metals, automotive products, and minerals.

         The Company's principal executive offices are located at 2650 Lou Menk Drive, Fort Worth, Texas 76131- 2830, telephone number (817) 333-2000.


                                 USE OF PROCEEDS

         The amount of the proceeds to be received upon exercise of the transferable options to which this Prospectus relates will depend upon the exercise prices of the options and the extent to which they are exercised. Expenses of the offering will be minimal. The proceeds from the sale of the Common Stock will be used for general corporate purposes.

                              PLAN OF DISTRIBUTION

         The shares of Common Stock of the Company covered by this Prospectus are being offered by the Company to transferees of transferable options and stock appreciation rights granted to the officers and certain other key employees of the Company and certain of its subsidiaries pursuant to the Burlington Northern Santa Fe 1996 Stock Incentive Plan (the "1996 Plan") and the Burlington Northern Santa Fe Non-Employee Directors' Stock Plan (the "Non-Employee Directors' Plan"), collectively the "Plans." Both of the Plans, as they relate to transferable awards, are described below.

1996 PLAN

         The 1996 Plan was approved and adopted by the Company's Board of Directors on December 14, 1995, subject to stockholder approval. On April 18, 1996, upon the approval of the stockholders of the Company, the 1996 Plan became effective as of January 1, 1996. The Stock Plan is not qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), or subject to any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

         The purpose of the 1996 Plan is to (i) attract and retain executive, managerial and other salaried employees, (ii) motivate participating employees by means of appropriate incentives to achieve long-range goals, (iii) provide incentive compensation opportunities that are competitive with those of other major corporations, and (iv) further identify a participant's interests with those of the Company's other stockholders through compensation that is based on the Common Stock, and thereby promote the long-term financial interest of the Company and its subsidiaries, including the growth in value of the Company's equity and enhancement of long-term stockholder return. The 1996 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock and performance units (the "Awards").

         The 1996 Plan provides for administration by the Compensation Committee of the Board of Directors (the "Committee"); provided, however, each of the members of the Committee must be both a non-employee and a "disinterested director" within the meaning of Rule 16b-3 under the Exchange Act. No member of the Committee is eligible to be selected to participate in the 1996 Plan. Among the powers granted to the Committee are the authority to interpret the 1996 Plan, establish rules and regulations for its operation, select employees of the Company and its subsidiaries to receive Awards and determine the form and amount and other terms and conditions of such Awards. The 1996 Plan authorizes the Committee to delegate its authority and duties under the 1996 Plan, in certain circumstances; provided, however, that only the Committee may select and grant Awards to participants who are subject to Section 16 of the Exchange Act.

         All salaried, full-time officers and employees of the Company or its subsidiaries (the "Employees") are eligible to be selected to participate in the 1996 Plan. The selection of participants from among the Employees is within the discretion of the Committee.

         The Board may suspend, terminate, modify or amend the 1996 Plan, provided that any amendments that would (i) increase the aggregate number of shares which may be issued under the 1996 Plan, (ii) materially increase the benefits accruing to participants under the 1996 Plan, or (iii) materially modify the requirements as to eligibility for participation in the 1996 Plan, shall be subject to the approval of the Company's stockholders. No suspension, termination, modification or amendment to the 1996 Plan may terminate a participant's existing Award or materially and adversely affect a participant's rights under such Award without such participant's consent.

         In the event of a change in control (as defined in the 1996 Plan), (i) all of the terms, conditions, restrictions and limitations in effect on any of an Employee's outstanding Awards will immediately lapse, and (ii) all of the Employee's outstanding Awards will automatically become one hundred percent vested. Generally, the 1996 Plan defines a change in control as occurring if:
(a) any "person" becomes the beneficial owner of securities representing 25% or more of the voting power of the Company's outstanding securities; or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and new directors whose nomination was approved by at least 2/3 of such directors cease to constitute at least a majority of the Board; or (c) the Company's stockholders approve a merger or consolidation of the Company with another company; or (d) the Company's stockholders approve a plan of complete liquidation or an agreement for the sale or disposition by the Company of all or substantially all of its assets; except that a merger or business combination with a Class I railroad or holding company of a Class I railroad shall not constitute a change in control unless the Board so determines.

         The Committee may establish one or more programs under which eligible participants will be permitted to purchase shares of Common Stock. The Committee will establish the terms and conditions of such program; provided, however, the purchase price of the shares may not be less than the fair market value of the shares at the time of grant (or, in the Committee's discretion, the average value of the Common Stock over a specified period). The Committee may impose such restrictions on the shares purchased as it determines to be appropriate.

         Ten million shares of Common Stock are available for grant under the 1996 Plan, which shares may be currently authorized but unissued shares or treasury shares, including shares purchased in the open market or in private transactions. Shares of Common Stock subject to an Award which terminates or expires without the issuance of shares (whether or not cash or other consideration is paid with respect to such Awards) and shares used to pay an option exercise price will again be available for grant under the 1996 Plan.

         No participant shall receive any Award of stock options or stock appreciation rights to the extent that the sum of the number of shares subject to such Award and the number of shares subject to prior awards of options and stock appreciation rights (both under the 1996 Plan and under other plans of the Company and its subsidiaries) during a one year period ending on the date of grant exceeds 1,000,000 shares.

  STOCK OPTIONS

         Under the 1996 Plan, the Committee may grant incentive stock options which are intended to satisfy the requirements of Section 422 of the Code and non-qualified stock options to purchase shares of the Common Stock. This may include option grants to certain senior executives or their transferees in an amount equal to the number of shares tendered to pay an option exercise price. The Committee will determine the number of shares subject to each option, the manner and time of the option's exercise and the exercise price per share of stock subject to the option. In no event, however, may the exercise price of a stock option be less than the fair market value of the Common Stock on the date of grant. Upon exercise, the option price may, at the discretion of the Committee, be paid by a participant in cash, shares of Common Stock, a combination thereof, or through a cashless exercise program established by the Company.

  STOCK APPRECIATION RIGHTS

         The 1996 Plan authorizes the Committee to grant Stock Appreciation Rights ("SARs") either in tandem with a stock option or independent of a stock option. An SAR is a right to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the SAR's exercise price to the market value on the date of its exercise. The Committee will determine the number of shares subject to the award, the manner and time of an SAR exercise and the exercise price, which shall not be less than the fair market value of a share of Common Stock on the date of grant.

         A tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. A tandem SAR shall be exercisable to the extent its related stock option is exercisable, and the exercise price of such an SAR shall be the same as the option price under its related stock option. Upon the exercise of a stock option as to some or all of the shares covered by the Award, the related tandem SAR shall be cancelled automatically to the extent of the number of shares covered by the stock option exercise.

         The 1996 Plan authorizes the Committee to grant Limited Stock Appreciation Rights ("LSARs") either in tandem or independent of a stock option. An LSAR is a right to receive a cash payment in connection with a change in control as defined in the 1996 Plan.

  OTHER TERMS OF AWARDS

         Awards may be paid in cash, Common Stock, a combination of cash and Common Stock, or any other form of property, as the Committee shall determine. If an Award is granted in the form of a stock award, stock option, or performance share, or in the form of any other stock-based grant, the Committee may include as part of such Award an entitlement to receive dividends or dividend equivalents. At the discretion of the Committee, payment of a stock award, performance share, performance unit, dividend, or dividend equivalent may be deferred by a Participant.

         The 1996 Plan provides for the forfeiture of Awards in the event of termination of employment for a reason other than death, disability, retirement, or termination by the Company other than for cause.

         In the event that termination occurs by reason of death, all Awards shall vest. In the event that termination occurs by reason of disability or retirement, a pro rata portion of all Awards shall vest, except that the proportion of such Awards subject to performance criteria shall remain subject to the same terms and conditions for vesting as were in effect prior to termination. In the event of termination by the Company other than for Cause, a pro rata portion of Awards shall vest, except that all performance-based awards shall be forfeited. In the event of death, disability, or retirement, options and SARs shall be exercisable for three years (other than incentive stock options which shall be exercisable for three months) and in the event of termination by the Company other than for Cause, options and SARs are exercisable for three months thereafter, but in no event later than the scheduled expiration date.

         Awards under the 1996 Plan are not transferable except as designated by the participant by will or by the laws of descent and distribution. However, the Committee may permit Awards (other than incentive stock options) to be transferred for no consideration to or for the benefit of the participant's immediate family.

         Upon the grant of any Award, the Committee may, by way of an Award Notice or otherwise, establish such other terms, conditions, restrictions and limitations governing the grant of such Award as are not inconsistent with the 1996 Plan.

NON-EMPLOYEE DIRECTORS' PLAN

         The Non-Employees Directors' Plan was approved and adopted by the Company's Board of Directors on January 18, 1996, subject to stockholder approval. On April 18, 1996, the Non-Employee Directors' Plan became effective upon the approval of the stockholders of the Company. The Plan is not qualified under Section 401 of the Code or subject to any provisions of ERISA.

         The purpose of the Non-Employee Directors' Plan is to promote the interests of the Company and its stockholders by enhancing the Company's ability to attract and retain the services of experienced and knowledgeable directors and by encouraging such directors to acquire an increased proprietary interest in the Company.

         The Non-Employee Directors' Plan provides for automatic annual grants of options to purchase the Common Stock on the date of the Company's annual meeting commencing in 1996 to each individual who was elected to the Board of Directors at such meeting and who was not an employee of the Company. A total of 300,000 shares of Common Stock will be made available for grants under the Non-Employee Directors' Plan, which shares may be currently authorized but unissued shares or treasury shares, including shares purchased in the open market or in private transactions. Any shares subject to an Award that expires or terminates without issuance of shares will again be available for grant under the Non-Employees Directors' Plan. Each annual grant will permit the holder, for a period of up to ten years from the date of grant, to purchase from the Company 1,000 shares of the Common Stock (subject to adjustment as provided in the Non-Employee Directors' Plan) at 100% of the fair market value of such shares on the date the option is granted.

         Each option shall become exercisable commencing on the first anniversary date of grant. In the event of the retirement, death, disability or upon a change in control (as defined in the Non-Employee Directors' Plan), all options granted shall become immediately exercisable and shall be available for exercise until the later of (1) one year from the date service on the Board ceases, or (2) as long as service on the Board continues, but not later than ten years from date of grant. Except as provided in the preceding sentence, all options will be forfeited on the date the director's service on the Board ceases. Each option and all rights shall be nonassignable and non-transferrable other than by will or the laws of descent and distribution unless, and to the extent legally permitted, an election is made prior to the date of grant to receive an option transferrable to an immediate family member or trust for the benefit of a family member.

         To the extent exercisable, an option may be exercised in whole or in part by filing a written notice with the Secretary of the Company which specifies the number of shares to be purchased and is accompanied by the exercise price for such shares. Payment may be made in cash, by check payable to the Company or by delivery of shares of Company stock having an aggregate fair market value as of the date of exercise equal to the amount of cash otherwise required.

         The options under the Plan shall be non-qualified stock options. The exercise of an option will result in taxable ordinary income to the non-employee director and a corresponding deduction to the Company on the date of exercise, equal to the difference between the option price and the fair market value on the date the option was exercised.

         The Non-Employee Directors' Plan will be administered by the Directors and Corporate Governance Committee which will be authorized to interpret the Non-Employee Directors' Plan but have no discretionary authority with respect to the selection of directors to receive stock awards, the number of shares subject to the plan or each grant thereunder, or the option price for shares subject to options. The Board may amend or terminate the Non-Employee Directors' Plan as it shall deem advisable but no amendment or termination may adversely affect the rights of any participant or beneficiary under any award made under the Non-Employee Directors' Plan prior to the date such amendment is adopted by the Board, and may not amend the provisions relating to the amount, price, and timing of awards more than once every six months other than to comport with changes in the Code, ERISA, or the rules thereunder. Adjustments shall be made in the number and kind of shares subject to the Non-Employee Directors' Plan and the number and kind of shares subject to outstanding and subsequent option grants and in the purchase price of outstanding options, in such case to reflect changes in the Common Stock through changes in the Company's corporate structure or capitalization, such as through a merger or stock split.

FEDERAL INCOME TAX EFFECTS

  GENERAL DESCRIPTION OF FEDERAL INCOME TAX EFFECTS

         This section is not intended to be a complete statement of the Federal income tax aspects of the 1996 Plan or the Non-Employee Directors' Plan and does not describe the possible effects of state and other income taxes or of gift, estate and inheritance taxes. Due to the complexity of various tax laws and their application to particular circumstances, participants are advised to consult a qualified tax adviser before taking any action permitted by the Plans.

         An employee will not realize taxable income at the time of the grant of a non-qualified option. Upon exercise, however, the employee will realize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of exercise over the option price, and the Company will be entitled to a corresponding deduction. Upon subsequent disposition of such shares, the employee will realize short-term or long-term capital gain or loss, with the basis for computing such gain or loss equal to the option price plus the amount of ordinary income realized upon exercise.

         An employee will not realize taxable income at the time of the grant of an SAR. Upon exercise, however, such employee will realize ordinary income measured by the difference between the fair market value of the Common Stock of the Company on the applicable date of grant and the fair market value of such stock on the date of exercise. The Company will be entitled to a corresponding deduction in the year of exercise.

         Any acceleration of the payment of grants and awards under the Plans, in the event of a change in control in the Company, may cause part or all of the consideration involved to be treated as an "excess parachute payment" under the Code, which may subject the participant to a 20% excise tax and which may not be deductible by the Company. A deduction otherwise available to the Company for any year with respect to compensation payable to a named executive officer may be denied to the extent that it exceeds $1 million. For these purposes, restricted stock grants and performance awards under the Plans may under certain circumstances qualify for, and it is anticipated that grants of options and SARs will generally qualify for, an exception to that limitation for eligible performance-based compensation.

  PAYMENT OF OPTION PRICE WITH SHARES OF COMPANY COMMON STOCK

         Under proposed regulations, the exercise of an incentive stock option through the exchange of previously acquired stock will generally be treated as a non-taxable like-kind exchange as to the number of shares given up and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gains purposes, the same holding period as the shares which are given up. However, such holding period will not be credited for purposes of the one-year holding period required for the new shares to receive incentive stock option treatment. Shares received upon such an exchange which are in excess of the number of shares given up will have a new holding period and, if cash was paid in addition to the shares exchanged, a basis equal to the amount of such cash. If a disqualifying disposition (a disposition before the end of the applicable holding period) occurs with respect to any of the shares received from the exchange, it will be treated as a disqualifying disposition of the shares with the lowest basis.

         If the exercise price of an incentive stock option is paid with shares of stock of the Company acquired through a prior exercise of an incentive stock option, gain will be realized on the shares given up (and will be taxed as ordinary income) if those shares have not been held for the minimum holding period (two years from the date of grant and one year from the date of transfer), but the exchange will not affect the tax treatment, as described in the immediately preceding paragraph, of the shares received.

         The exercise of a stock option which is not an incentive stock option through the delivery of previously acquired stock will generally be treated as a non-taxable like-kind exchange as to the number of shares surrendered and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gains purposes, the same holding period as the shares which are given up. The value of the shares received upon such an exchange which are in excess of the number given up will be taxed to the employee at the time of the exercise as ordinary income. The excess shares will have a new holding period for capital gains purposes and a basis equal to the value of such shares determined at the time of exercise.

  WITHHOLDING OF TAXES

         The Company is entitled to deduct from any payment under each of the Plans the amount of any tax required by law to be withheld with respect to such payment or may require any participant to pay such amount to the Company prior to and as a condition of making such payment. The Committee, in its discretion and subject to such rules as it may adopt from time to time, has adopted rules to permit each participant to elect to have the Company withhold from any payment under the Plans (or to have the Company accept from the participant) for tax withholding purposes shares of Common Stock of the Company valued at their fair market value, but in no event shall the fair market value of the number of shares so withheld (or accepted) exceed the amount necessary to meet the maximum Federal, state and local marginal tax rates then in effect that are applicable to the participant and to the particular transaction. Any election must be made in writing on or before the date when the amount of taxes to be withheld is determined (with additional restrictions as to the manner and timing of such elections applying to participants subject to Section 16(b) of the Exchange
Act). If shares of Company Common Stock are withheld or delivered to satisfy all or a portion of the withholding obligation (or a withholding election of any participant), the portion of the withholding obligation (or election) that is so satisfied will be equal to the fair market value of the shares withheld or delivered, using the fair market value of the Company Common Stock on the date when the amount of taxes to be withheld is determined, or, if the stock is not traded on the New York Stock Exchange Composite Transactions on such date, then on the next preceding date on which such stock was so traded.

         The Code treats the use of shares of Company Common Stock to satisfy any withholding requirement (or election) as a sale of such shares for an amount equal to the fair market value of the stock on the date when the amount of taxes to be withheld is determined. The disposition of such shares may result in the recognition of gain or loss by the participant for tax purposes. If Company Common Stock acquired pursuant to the Plans is used to satisfy any withholding requirement (or election), such use will be subject to the Federal income tax consequences described under "--General Description of Federal Income Tax Effects" and "--Payment of Option Price with Shares of Company Common Stock," above.

  TRANSFERRED OPTIONS

         Neither the employee nor the transferee will realize taxable income at the time of a non-arm's length transfer of a non-qualified stock option. Upon the subsequent exercise of the option by the transferee, the employee will realize ordinary income in an amount measured by the difference between the fair market value of the shares on the date of exercise and the option price, and the Company will generally be entitled to a corresponding deduction. Upon a subsequent disposition of the shares by the transferee, the transferee will generally realize short-term or long-term capital gain or loss, with the basis for computing such gain or loss equal to the fair market value of the stock at the time of exercise.

         The tax rules governing the Federal income tax effects of the non-arm's length transfer of an SAR are unclear. Based on the tax treatment of transferable options, however, it appears that the employee may be required to realize ordinary income when the transferee exercises the SAR in an amount measured by the difference between the fair market value of the stock on the date grant and the fair market value on the date of exercise and that the Company would generally be entitled to a corresponding deduction at that time.

         If an employee makes a gift of an option, the gift should be complete for Federal gift tax purposes at the time of transfer and should be valued at that time. For estate tax purposes, the gift of an option would generally cause the option (and the stock acquired by exercise) to be excluded from the employee's estate. Special rules may apply if the employee makes a gift of an award to a charity or to a "living trust" under which the employee retained the right to revoke the trust or substantially alter its terms.

ADDITIONAL INFORMATION REGARDING THE PLANS

         This document summarizes and explains the 1996 Plan and the Non-Employee Directors' Plan, but does not contain the text of the Plans. In the event of any conflict between this or any other summary of the Plans, the text of the applicable Plan will control. A full copy of both of the Plans and additional information about those Plans and their administration may be requested from Burlington Northern Santa Fe Corporation, 1700 East Golf Road, Schaumburg, Illinois 60173-5860, Attention: Dennis J. Cech (telephone: (847) 995-6000). Additional information with respect to the Plans and the shares of Common Stock covered hereby may be provided from time to time to Participants and their transferees by means of appendices to this Prospectus or by an amended Prospectus.

                                     EXPERTS

         The consolidated financial statements as of December 31, 1996 and for the year ended December 31, 1996, and the financial statement schedule incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements as of December 31, 1995 and for each of the two years in the period ended December 31, 1995 incorporated by reference in this Prospectus to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been so incorporated in reliance on the reports of Price Waterhouse LLP and Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firms as experts in auditing and accounting.

                               VALIDITY OF SHARES

         The validity of the Common Stock offered hereby will be passed upon for the Company by Mayer, Brown & Platt, Chicago, Illinois.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby:

SEC registration fee .................................................. $65,398

Legal fees ............................................................   5,000

Accounting fees and expenses ..........................................   8,500

Miscellaneous .........................................................   6,102

         Total ........................................................ $85,000
                                                                        =======


ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         The Company is incorporated under the laws of the State of Delaware. The General Corporation Law of the State of Delaware (the "Delaware Statute") provides for indemnification of directors, officers, and employees in certain situations. The Delaware Statute, by its terms, expressly permits indemnification where such a person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation's best interests, and, in a criminal action, if such person had no reasonable cause to believe that his or her conduct was unlawful. In the case of a claim by a third party (i.e., a party other than the corporation), the Delaware Statute expressly permits indemnification for expenses, judgments, settlement payments, and other costs. In the case of a claim by or in the right of the corporation (including stockholder derivative suits), the Delaware Statute expressly provides for indemnification for expenses only, and not for amounts paid in judgment or settlement of such actions. Moreover, a corporation cannot, under the Delaware Statute, provide for indemnification against expenses in the case of an action by or in the right of the corporation if the person seeking indemnification is adjudged liable to the corporation, unless the indemnification is ordered by a court. The Delaware Statute also permits advancement of expenses to directors and officers upon receipt of an undertaking by such director or officer to repay all amounts advanced if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. In addition, the Delaware Statute specifically provides that its terms shall not be deemed exclusive of any other right to indemnification to which a director, officer, or employee may be entitled under any by-law, agreement, or vote of stockholders or disinterested directors.

         The By-Laws of the Company provide that the Company shall indemnify and hold harmless, to the full extent permitted by law, any person made, or threatened to be made, a party to an action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company, or served or serves as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, at the request of the Company.

         The Company also maintains directors' and officers' liability insurance which purports to insure the Company against certain costs of indemnification which may be incurred by the Company pursuant to the foregoing provisions, and to insure directors and officers of the Company against certain liabilities incurred by them in the discharge of their function as such officers and directors, except for liabilities resulting from their own malfeasance.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     See Index to Exhibits included herewith which is incorporated by reference herein.

ITEM 17.  UNDERTAKINGS.

         (1)      The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement;

                           Provided, however, that paragraphs (a)(i) and (a)(ii)
                           ------------------
                           do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, or claims to the extent covered by contracts of insurance) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Schaumburg, State of Illinois, on April 21, 1997.

                              BURLINGTON NORTHERN SANTA FE CORPORATION


                              By /s/ Jeffrey R. Moreland
                                 ---------------------------------------------
                                 Jeffrey R. Moreland
                                 Senior Vice President-Law and General Counsel

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes any Authorized Officer acting alone to execute in the name of such person and in the capacity indicated below, and to file, any amendments to this Registration Statement which any Authorized Officer deems necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, and to take any other action on behalf of such person which any Authorized Officer deems necessary or desirable in connection herewith. The term "Authorized Officer" as applied with respect to any action taken pursuant to this authorization means (i) any person who is the Registrant's Chairman, President, or Senior Vice President-Law and General Counsel at the time such action shall be taken and (ii) any other officer of the Registrant or of a wholly-owned subsidiary of the Registrant who shall be authorized by any person identified in clause (i) to act as an Authorized Officer for purposes of this paragraph.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 19th day of March, 1997.




/s/ Robert D. Krebs                                     /s/ Denis E. Springer
--------------------------------------------------      --------------------------------------------------
Robert D. Krebs, President and Chief Executive          Denis E. Springer, Senior Vice President and Chief
Officer (Principal Executive Officer) and Director      Financial Officer (Principal Financial Officer)


/s/ Thomas N. Hund                                      /s/ Joseph F. Alibrandi
--------------------------------------------------      --------------------------------------------------
Thomas N. Hund, Vice President and Controller           Joseph F. Alibrandi, Director
(Principal Accounting Officer)

/s/ Jack S. Blanton                                     /s/ John J. Burns, Jr.
--------------------------------------------------      --------------------------------------------------
Jack S. Blanton, Director                               John J. Burns, Jr., Director


/s/ Daniel J. Evans                                     /s/ George Deukmejian
--------------------------------------------------      --------------------------------------------------
Daniel J. Evans, Director                               George Deukmejian, Director


/s/ Marc J. Shapiro                                     /s/ Bill M. Lindig
--------------------------------------------------      --------------------------------------------------
Marc J. Shapiro, Director                               Bill M. Lindig, Director

/s/ Robert H. West                                      /s/ Roy S. Roberts
--------------------------------------------------      --------------------------------------------------
Robert H. West, Director                                Roy S. Roberts, Director


/s/ Edward E. Whitacre, Jr.                             /s/ Arnold R. Weber
--------------------------------------------------      --------------------------------------------------
Edward E. Whitacre, Jr., Director                       Arnold R. Weber, Director


/s/ Ronald B. Woodard                                   /s/ J. Steven Whisler
--------------------------------------------------      --------------------------------------------------
Ronald B. Woodard, Director                             J. Steven Whisler, Director


/s/ Michael B. Yanney
--------------------------------------------------
Michael B. Yanney, Director

                                INDEX TO EXHIBITS

Exhibit
Number          Description of Document
-------         -----------------------

4.1 Amended and Restated Certificate of Incorporation of the Registrant. Incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995.

4.2             By-Laws of the Registrant. Incorporated by reference to Exhibit
                3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

4.3             Burlington Northern Santa Fe 1996 Stock Option Plan.
                Incorporated by reference to Appendix B to the Registrant's Annual Meeting Proxy Statement dated March 5, 1996.

4.4             Burlington Northern Santa Fe Non-Employee Directors' Plan.
                Incorporated by reference to Appendix A to the Registrant's Annual Meeting Proxy Statement dated March 5, 1996.

5               Opinion of Mayer, Brown & Platt.

23.1            Consent of Mayer, Brown & Platt (included in Exhibit 5).

23.2            Consent of Price Waterhouse LLP.

23.3            Consent of Coopers & Lybrand L.L.P.

24 Power of Attorney (included with signature page to the registration statement).